Exhibit 10.24

SEPARATION, RELEASE AND CONSULTING AGREEMENT

This SEPARATION, RELEASE AND CONSULTING AGREEMENT (the “Agreement”) is made and entered into this 21st day of December, 2015 by and between Milton A. Alpern, a citizen and resident of South Carolina (hereinafter “Executive”) and Benefitfocus.com, Inc., a South Carolina corporation (the “Company”).

WHEREAS, Executive has been employed by the Company as its Chief Financial Officer; and

WHEREAS, in connection with his employment with the Company, Executive executed an Employment Agreement dated on or about November 16, 2011 (the “Employment Agreement”); and

WHEREAS, Executive has decided to retire from the Company, effective as of March 31, 2016; and

WHEREAS, the Company has agreed to provide Executive with certain separation benefits, in exchange for which Executive will provide temporary consulting services to the Company; and

WHEREAS, the parties intend that this Agreement will set out the terms of Executive’s separation from his employment, the general release of the Company by Executive and the terms of Executive’s separation benefits and consulting arrangement with the Company;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Termination of Employment. Effective as of March 31, 2016 (the “Retirement Date”), Executive’s employment with the Company is terminated. Executive will receive his regular base salary for his work through the Retirement Date and will remain eligible for his annual management bonus for 2015 as well as any 2016 bonus earned, on a prorated basis, through the Retirement Date (all minus applicable federal, state and local payroll taxes, and other withholdings required by law or properly requested by Executive). Except as expressly provided herein or required by applicable law, after the Retirement Date, Executive will be entitled to no further compensation or employee benefits from the Company.

2. Separation Benefits. Collectively, the payments and benefits set out below are referred to in this Agreement as the “Separation Benefits”:

a. Separation Pay. In consideration of Executive’s execution of this Agreement, the Company will continue to pay Executive his regular base salary, minus applicable federal, state and local payroll taxes, and other withholdings required by law, for the period from April 1, 2016 through April 1, 2017 (the “Consulting Period”), payable in accordance with the Company’s regular payroll procedures.

b. Benefits. If Executive properly and timely elects to continue health and vision insurance benefits under COBRA following the Retirement Date, the Company will continue to pay the employer-paid portion of his COBRA premiums (i.e. at the same percentage and terms as paid by the Company as of the date of termination of employment) for continuation coverage for Executive (and, if they were covered as of the Retirement Date, for Executive’s spouse and any eligible dependents) through the Consulting Period; provided, however, the Company has the right to discontinue the payment of the premium and pay to the Executive a lump sum amount equal to the employer-paid portion of the current COBRA premium times the number of months remaining in the Consulting Period if the Company determines that continued payment of the employer-paid portion of the COBRA premiums is discriminatory under Sections 105(h) and 9815(a)(1) of the Internal Revenue Code. To the extent such health and vision coverage is continued, the Executive shall pay Executive’s portion of any costs of continuation consistent with the Company’s past practices.

c. Equity. During the Consulting Period, all unvested equity (including, but not limited to, unvested options, shares of restricted stock, and restricted stock units) granted to Executive by the Company will continue to vest in accordance with such grants and the Company stock plan pursuant to which they were granted.

3. Consulting Arrangement. In consideration of Executive’s receipt of the Separation Benefits, during the Consulting Period, Executive agrees to make himself available to render, and to render to the Company at the request of the Chief Executive Officer and/or the President, consulting services (the “Consulting Services”). The Company will also pay all necessary and reasonable expenses incurred by Executive directly related to the business of the Company, provided Executive complies with the Company’s policies and procedures for reimbursement or advance of business expenses established by the Company. Otherwise, Executive hereby acknowledges and agrees that he will not receive any additional compensation for the Consulting Services other than the Separation Benefits. Executive hereby acknowledges and agrees that, during the Consulting Period, Executive will be an independent contractor and not an employee of the Company for any purpose. Executive hereby agrees to indemnify, defend and hold harmless the Company, its officers, directors, employees, agents and shareholders, from and against any and all claims, actions, proceedings, liabilities or losses including, without limitation, reasonable attorneys’ fees, arising from or based on the Fair Labor Standards Act, workers’ compensation laws, the Internal Revenue Code or any other federal, state or local law in connection with Executive’s providing the Consulting Services to the Company pursuant to this Agreement.

4. Release of Claims. In exchange for the Company’s providing Executive with the Separation Benefits and consulting arrangement described above, by signing this Agreement, Executive releases and forever discharges the Company, as well as its parent companies, affiliates, subsidiaries, divisions, officers, directors, stockholders, employees, agents, representatives, attorneys, lessors, lessees, licensors and licensees, and their respective successors, assigns, heirs, executors and administrators (collectively, the “Company Parties”), from any and all claims, demands, and causes of action of every kind and nature, whether known or unknown, direct or indirect, accrued, contingent or potential, which Executive ever had or now has, including but not limited to any claims arising out of or related to his employment with the Company and the termination thereof (except where and to the extent that such a release is expressly prohibited or made void by law). The release includes, without limitation, Executive’s release of the Company and the Company Parties from any claims for lost wages or benefits, stock options, restricted stock, restricted stock units, compensatory damages, punitive damages, attorneys’ fees and costs, equitable relief or any other form of damages or relief. In addition, this release is meant to release the Company and the Company Parties from all common law claims, including claims in contract or tort, including, without limitation, claims for breach of contract, wrongful or constructive discharge, intentional or negligent infliction of emotional distress, misrepresentation, tortious interference with contract or prospective economic advantage, invasion of privacy, defamation, negligence or breach of any covenant of good faith and fair dealing. Executive also specifically and forever releases the Company and the Company Parties (except where and to the extent that such a release is expressly prohibited or made void by law) from: all claims under South Carolina laws prohibiting discrimination, harassment and retaliation, including but not limited to the South Carolina Human Affairs Law and all similar state and local laws; all claims under laws governing the payment of wages or protection of workers seeking payment for work performed and any other federal, state or local statutory and/or common laws governing the payment of wages; and/or and all claims under federal law based on unlawful employment discrimination, harassment or retaliation, including, but not limited to, claims for violation of Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Genetic Information and Discrimination Act, and the Federal Age Discrimination In Employment Act (29 U.S.C. § 621 et. seq.)

Executive hereby acknowledges that this release applies both to known and unknown claims that may exist between Executive and the Company and the Company Parties. Executive expressly waives and relinquishes all rights and benefits which he may have under any state or federal statute or common law principle that would otherwise limit the effect of this Agreement to claims known or suspected prior to the date he executes this Agreement, and does so understanding and acknowledging the significance and consequences of such specific waiver. Provided, however, that nothing in this Agreement extinguishes any claims Executive may have against the Company for breach of this Agreement.

5. No Admissions. Executive understands, acknowledges and agrees that the release set out above in Section 4 is a final compromise of potential claims, and is not an admission by the Company that any such claims exist or that the Company or the Company Parties are liable for any such claims. Unless prohibited by applicable law or regulation, Executive further agrees not to hereafter, directly or indirectly, sue, assist in or be a voluntary party to any litigation against Company or any one or more of the Company Parties for any claims relating to events occurring prior to or simultaneously with the execution of this Agreement.

Notwithstanding the foregoing, nothing in this Agreement prohibits Executive from filing a charge with, or participating in any investigation or proceeding conducted by, the U.S. Equal Employment Opportunity Commission or a comparable state or federal fair employment practices agency; provided, however, that this Agreement fully and finally resolves all monetary matters between Executive and the Company and the Company Parties, and by signing this Agreement, Executive acknowledges that he is waiving any right to monetary damages, attorneys’ fees and/or costs related to or arising from any such charge, complaint or lawsuit filed by Executive or on Executive’s behalf, individually or collectively.

6. Cooperation. By signing this Agreement, Executive promises and agrees, at all times after the Retirement Date, to cooperate fully with the Company and its officers, directors, employees, agents and legal counsel in connection with any claim, complaint, charge, suit or action previously or hereafter asserted or filed by or against the Company or any of the Company Parties which relates to, arises out of or is connected directly or indirectly with (i) Executive’s employment with the Company, (ii) any other relationship or dealings between Executive and the Company or any of the Company Parties, or (iii) any other matter relating to the Company or any of the Company Parties. Executive’s cooperation with the Company shall continue throughout the pendency of any such claim, complaint, charge, suit or action. Further, Executive promises and agrees that, in the event he is subject to a valid and enforceable subpoena or court order which compels his testimony at a trial, hearing or deposition concerning his relationship with the Company or any other matter relating to the Company or any of the Company Parties, he will provide reasonable and prompt notice to the Company of this fact and cooperate fully with the Company prior to and during his testimony, to the maximum extent possible, consistent with his obligation to provide truthful testimony. Executive further agrees that, in the event he is named as a defendant in a legal proceeding resulting from, arising out of, or connected directly or indirectly with Executive’s employment with the Company, or any act, omission or conduct occurring during Executive’s employment with the Company, he will provide reasonable and prompt notice of this fact to the Company. The Company agrees to reimburse Executive for reasonable out-of-pocket expenses as reasonably required for such cooperation and consultation. The Company agrees that it will take no adverse action against Executive for truthful statements and testimony and that it will not seek to obtain any testimony or evidence that is not truthful and that it will not improperly seek to influence or modify any testimony of Executive.

7. Return of Property. Following the Consulting Period, or earlier as deemed by the Company, Executive shall return all property of the Company in his possession, including, without limitation, any Company credit cards, Company-owned equipment, and all originals and any copies of all disks, tapes, files, correspondence, data, notes and other documents pertaining to the Company’s proprietary products, customers and business and Confidential Information as defined in the Employment Agreement. Such property shall be in the same condition as when provided to Executive, reasonable wear and tear excepted.

8. Confidentiality and Restrictive Covenants. Executive hereby acknowledges and agrees that his post-employment duties and obligations under the Employment Agreement will remain in full force and effect in accordance with such terms, and that a breach of the Employment Agreement will also constitute a breach of this present Agreement.

9. No Disparagement. Executive agrees that he will not denigrate, defame, disparage or cast aspersions upon the Company, its management, products, services, business and manner of doing business, and that he will use his reasonable best efforts to prevent any member of his immediate family from engaging in any such activity.

10. SECTION 409A.

a. The Parties hereby acknowledge and agree that all benefits or payments provided by the Company to Executive pursuant to this Agreement are intended either to be exempt from Section 409A of the Code, or to be in compliance with Section 409A, and the Agreement shall be interpreted to the greatest extent possible to be so exempt or in compliance. If there is an ambiguity in the language of the Agreement, or if Section 409A guidance indicates that a change to the Agreement is required or desirable to achieve exemption or compliance with Section 409A, Company and Executive agree to attempt to renegotiate in good faith to clarify the ambiguity or make such change.

b. If any severance or other payments that are required by the Agreement are to be paid in a series of installment payments, each individual payment in the series shall be considered a separate payment for purposes of Section 409A.

c. If any severance compensation or other benefit provided to Executive pursuant to this Agreement that constitutes “nonqualified deferred compensation” within the meaning of Section 409A is considered to be paid on account of “separation from service” within the meaning of Section 409A, and Executive is a “specified employee” within the meaning of Section 409A, no payments of any of such severance or other benefit shall made for six (6) months plus one (1) day after the “separation from service” (the “New Payment Date”). The aggregate of any such payments that would have otherwise been paid during the period between the “separation from service” and the New Payment Date shall be paid to the Executive in a lump sum on the New Payment Date.

11. Relief and Enforcement. Executive understands and agrees that, in addition to any other remedies that the Company (or the Company Parties) has at law or in equity, upon any breach of this Agreement by Executive, Executive agrees that the Company may immediately terminate the consulting arrangement provided for in Section 3 of this Agreement and cease providing any or all of the Separation Benefits and/or seek recovery of Separation Benefits that have been paid to him pursuant to Section 2, above. Executive also understands and agrees that if he violates the terms of Sections 6, 7, 8 or 9 of this Agreement, Executive will cause injury to the Company and/or one or more of the Company Parties) that will be difficult to quantify or repair, so that the Company (and/or the Company Parties) will have no adequate remedy at law. Accordingly, Executive agree that if he violates Sections 6, 7, 8 or 9 of this Agreement, the Company (or the Company Parties) will be entitled as a matter of right to obtain an injunction from a court of law, restraining Executive from any further violation of this Agreement. The right to an injunction is in addition to any other remedies that the Company (or the Company Parties) has at law or in equity.

12. Assignment. This Agreement may not be assigned by Executive without the prior written consent of the Company. The Company shall have the right to assign this Agreement to its successors and assigns in connection with a change in control or business transaction requiring a general assignment, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. The term “Company” shall include any of the Company’s subsidiaries, subdivisions or affiliates.

13. No Modifications; Governing Law; Entire Agreement. This Agreement cannot be changed or terminated orally, and no modification or waiver of any of the provisions of this Agreement is effective unless in writing and signed by all of the parties hereto. The parties agree that this Agreement is to be governed by and construed in accordance with the laws of the State of South Carolina. This Agreement, and the surviving provisions of the Employment Agreement, set forth the entire and fully integrated understanding between the parties, and there are no representations, warranties, covenants or understandings, oral or otherwise, that are not expressly set out therein.

14. Right to Revoke. ONCE SIGNED BY EXECUTIVE, THIS AGREEMENT IS REVOCABLE IN WRITING FOR A PERIOD OF SEVEN (7) DAYS (THE “REVOCATION PERIOD”). IN ORDER TO REVOKE HIS ACCEPTANCE OF THIS AGREEMENT, EXECUTIVE MUST DELIVER WRITTEN NOTICE TO PARIS CAVIC, VICE PRESIDENT AND GENERAL COUNSEL OF THE COMPANY, AND SUCH WRITTEN NOTICE MUST ACTUALLY BE RECEIVED WITH THE SEVEN (7) DAY REVOCATION PERIOD.

15. Voluntary Execution. By signing below, Executive acknowledges that he has read this Agreement, that he understands its contents and that he has relied upon or had the opportunity to seek the legal advice of his attorney, who is the attorney of his own choosing.

EXECUTIVE HEREBY ACKNOWLEDGES THAT HE HAS BEEN GIVEN A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS TO CONSIDER WHETHER TO EXECUTE THIS AGREEMENT. EXECUTIVE ALSO ACKNOWLEDGES THAT HE IS HEREBY ADVISED BY THE COMPANY IN WRITING TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto acknowledges having read and understood the contents and effect of this Agreement and has executed this Agreement freely and with full authority duly given, all as of the date first above written.

THE COMPANY:

BENEFITFOCUS.COM, INC.

By:	/s/ Mason R. Holland	(SEAL)

Name:	Mason R. Holland Jr.
Title:	Executive Chairman

EXECUTIVE:

/s/ Milton A. Alpern	(SEAL)
Milton A. Alpern